Exhibit 10.1

WHEN RECORDED RETURN TO:

THOMPSON & KNIGHT LLP
ONE ARTS PLAZA

1722 ROUTH STREET, SUITE 1500

DALLAS, TEXAS 75201-4533
ATTENTION: ADAM B. HILL

MODIFICATION AGREEMENT

This MODIFICATION AGREEMENT (this “Agreement”) dated effective as of June 7, 2016, by and among (i) BR T&C BLVD., LLC, a Delaware limited liability company (“Borrower”), (ii) CFP RESIDENTIAL, L.P., a Texas limited partnership, MAPLE RESIDENTIAL, L.P., a Delaware limited partnership, CFH MAPLE RESIDENTIAL INVESTOR, L.P., a Texas limited partnership, VF RESIDENTIAL, LTD., a Texas limited partnership, and VF MULTIFAMILY HOLDINGS, LTD., a Texas limited partnership (each individually “Guarantor” and collectively, “Guarantors”) (Borrower and Guarantors herein sometimes called “Borrower Parties” or “Borrower Party”, as the context may require), (iii) COMPASS BANK, an Alabama banking corporation (“Compass”), as agent for the Lenders (as such term is defined in the hereinafter described Loan Agreement) under the Loan Agreement (in such capacity, “Administrative Agent”), and as a Lender and (iv) GREEN BANK, N.A., a national banking association (“Green”), as a Lender;

WITNESSETH:

WHEREAS, the following documents have previously been executed and delivered by Borrower Parties to Administrative Agent and/or Lenders relating to a loan (the “Original Loan”) from Lenders to Borrower in the original principal amount of $57,000,000.00, each dated July 1, 2014:

A.           Construction Loan Agreement (the “Loan Agreement”);

B.           Promissory Note (the “Compass Note”) in the stated principal sum of $37,000,000.00 payable to the order of Compass;

C.           Promissory Note (the “Patriot Note”; and together with the Compass Note, collectively referred to as the “Notes”) in the stated principal sum of $20,000,000.00 payable to the order of Patriot Bank, a Texas banking association (“Patriot”);

D.           Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Security Instrument”) covering certain real property and personal property described therein (collectively, the “Property”), recorded as Document Number 20140287792 in the Real Property Records of Harris County, Texas;

E.           Environmental Indemnity Agreement made by Borrower for the benefit of Administrative Agent and each Lender;

F.           Guaranty made by Guarantors for the benefit of Administrative Agent and each Lender (the “Guaranty”); and

G.           Assignment and Subordination of Development Agreement;

the instruments described above and all other instruments executed by Borrower or Guarantor and evidencing or securing the Original Loan, being herein collectively called the “Loan Documents”;

WHEREAS, Borrower has requested that Administrative Agent and the Lenders agree to certain modifications of the Loan Documents, and Administrative Agent and the Lenders are willing to do so on the terms and conditions hereinafter set forth;

WHEREAS, Compass is the owner and holder of the Compass Note, Green, as successor-in-interest to Patriot, is the owner and holder of the Patriot Note, and Borrower is the owner of the Property;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Defined Terms. Capitalized terms not otherwise defined herein shall have the same definitions as set forth in the Loan Agreement. This Agreement constitutes a “Loan Document” as such term is defined in the Loan Agreement.

2.          Loan Decrease. Effective as of the date hereof, the total committed amount of the Original Loan is decreased by $1,900,000 (the “Loan Decrease”) to $55,100,000 (the “Loan”). In connection with the Loan Decrease, the amount of the Compass Note is reduced to $35,766,666.67, and the amount of the Patriot Note is reduced to $19,333,333.33. As of the date hereof, (i) the unpaid balance of the Compass Note is $7,273,808.04, (ii) the unpaid balance of the Patriot Note is $3,931,788.15, (iii) interest on the Original Loan has been paid up to and including May 31, 2016, and (iv) following the Loan Decrease $43,894,403.81 remains available to be funded under the Loan in accordance with the terms of the Loan Documents.

3.          Extension of Maturity Date. The term and maturity date of each of the Notes is hereby extended to January 1, 2020. The liens, security interests, assignments and other rights evidenced by the Security Instrument and other Loan Documents are hereby renewed and extended to secure payment of the Notes as extended hereby. The definition of “Initial Maturity Date” and all references to the maturity of the Loan which appear in the Loan Documents shall hereafter refer to January 1, 2020. Borrower shall have the right to extend the maturity date of each of the Notes for a period of twelve (12) months to January 1, 2021 in accordance with the terms of the Loan Agreement (as modified by Section 1.7 of Schedule I attached this Agreement).

4.          Modifications of Other Loan Documents. Effective as of the date of this Agreement, the Loan Documents are modified as set forth on Schedule I attached hereto. When recorded, this Agreement will not contain Schedule I, but all unrecorded copies of this Agreement will contain Schedule I. The modifications set forth on Schedule I attached hereto, including, without limitation, the change to the definition of “Applicable Margin,” shall not be applied retroactively to the effective date of the Loan Agreement but instead shall apply beginning on the date of this Agreement.

5.          Extension Fee. As consideration for the extension of the term and maturity date of the Loan, contemporaneously with the execution and delivery of this Agreement and as a condition to its effectiveness, Borrower hereby agrees to pay to Administrative Agent, in immediately available funds, a loan extension fee in the amount of $275,500.

6.          General Release by Borrower Parties. In consideration of, among other things, Administrative Agent’s execution and delivery of this Agreement, each Borrower Party hereby forever agrees and covenants not to sue or prosecute against any Released Party (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Released Party from any and all claims (including, without limitation, cross claims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, liabilities, obligations, damages and consequential damages, demands, judgments, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Borrower Party now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all of Administrative Agent or Lenders (the “Lender Parties”) in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (individually a “Released Party” and collectively, the “Released Parties”), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (a) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (b) any aspect of the dealings or relationships between or among Borrower and the other Borrower Parties, on the one hand, and any or all of the Lender Parties, on the other hand, relating to any or all of the Loan Documents or transactions, actions or omissions referenced in clause (a) hereof. In entering into this Agreement, each Borrower Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Released Parties in making the releases set forth above and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR FRAUD) OF ONE OR MORE OF THE RELEASED PARTIES. Nothing contained in this Section 7 shall constitute a waiver by Borrower Parties of their rights to enforce the terms of this Agreement and the Loan Documents against Administrative Agent and Lenders. The provisions of this Section 6 shall survive the termination of this Agreement, the other Loan Documents and payment in full of the Obligations.

7.          Representations and Warranties of Borrower. To induce Administrative Agent and the Lenders to execute and deliver this Agreement, Borrower represents and warrants that (a) Borrower is the lawful owner of good and indefeasible title to the Property; (b)  the Loan Documents to which Borrower is a party and this Agreement constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors’ rights or the collection of debtors’ obligations generally; (c) the execution and delivery of this Agreement by Borrower do not contravene, result in a breach of or constitute a default under any deed of trust, deed to secure debt, mortgage, loan agreement, indenture or other contract, agreement or undertaking to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject; (d) to the best of Borrower’s knowledge there exists no uncured default under the Loan Documents; (e) Borrower has no offsets, claims or defenses under or otherwise with respect to the Loan Documents; and (f) there have been no changes in direct or indirect ownership interests in Borrower, and no amendments or modifications to the operating agreements, partnership agreements, certificates of formation, articles of organization or other governing agreement, as applicable, of Borrower, Borrower’s members, or the partners or members of Borrower’s members since the date of the closing of the Original Loan, in each case that would require the consent of or notice to Administrative Agent under the Loan Documents, and Borrower is currently duly organized and legally existing under the laws of its state of organization and is qualified to do business in the state where the Property is located. Borrower agrees to indemnify and hold Lender Parties harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys' fees actually incurred) incurred as a result of any representation or warranty made by Borrower herein proving to be untrue in any material respect.

8.          Representations of the Guarantors. To induce Administrative Agent and the Lenders to execute and deliver this Agreement, each Guarantor represents and warrants that (a)  the Loan Documents to which such Guarantor is a party and this Agreement constitute the legal, valid and binding obligations of such Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other laws applicable to creditors’ rights or the collection of debtors’ obligations generally; (b) the execution and delivery of this Agreement by such Guarantor do not contravene, result in a breach of or constitute a default under any deed of trust, deed to secure debt, mortgage, loan agreement, indenture or other contract, agreement or undertaking to which such Guarantor is a party or by which such Guarantor or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule or regulation to which such Guarantor is subject, in any such case, to the extent such contravention, breach, default or violation would result in a material adverse effect on such Guarantor’s ability to perform its obligations under this Agreement or the Loan Documents as modified hereby; (c) to the best of such Guarantor’s knowledge there exists no uncured default by such Guarantor under the Loan Documents; (d) such Guarantor has no offsets, claims or defenses under or otherwise with respect to the Loan Documents; and (e) there have been no changes to the direct or indirect ownership interests in such Guarantor, and no amendments or modifications to the partnership agreement, operating agreement, bylaws, certificates of formation, articles of organization, articles of incorporation or other governing agreement, as applicable, of such Guarantor or its general partner since the date of the closing of the Original Loan, in each case that would require the consent of or notice to Administrative Agent under the Loan Documents, and such Guarantor is currently duly organized and legally existing under the laws of its state of organization. Guarantors agree, on a joint and several basis, to indemnify and hold Lender Parties harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys' fees actually incurred) incurred as a result of any representation or warranty made by any Guarantor herein proving to be untrue in any material respect.

9.          No Recourse Against Partners; Guarantors Liability.

(a)          The obligations of a Guarantor under this Agreement are collectible only from the assets of such Guarantor, and in no event will any partner of a Guarantor have any liability for the obligations of a Guarantor hereunder solely as a result of such partners partnership interest in Guarantor. Notwithstanding the foregoing, the limitations of this Section 9(a) shall not be deemed to (i) limit any liability of any Guarantor under this Agreement or under the Guaranty or any other guaranty or indemnity agreement now or hereafter executed in favor of Administrative Agent and Lenders in connection with the Loan or (ii) limit the liability of Borrower or any Guarantor in any way.

(b)          All liability of any Guarantor under this Agreement shall be joint and several with all other Guarantors.

10.         Additional Documentation. Borrower Parties, upon request from Administrative Agent, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Loan, provided that such other and further documents do not materially increase the obligations, or dimish the rights, of any of the Borrower Parties.

11.         Default. If (i) any representation by any Borrower Party contained herein is false or misleading in any material respect when made or (ii) any Borrower Party shall fail to keep or perform any of the covenants, warranties or agreements contained herein and such failure continues for thirty (30) days after receipt by Borrower and Guarantors of written notice and demand for the performance of such covenant, agreement, warranty or condition (the “Grace Period”); provided, however, that Administrative Agent shall extend the Grace Period up to an additional thirty (30) days (for a total of sixty (60) days from the date of default) if (i) the applicable Borrower Party immediately commences and diligently pursues the cure of such default and delivers (within the Grace Period) to Administrative Agent a written request for more time and (ii) Administrative Agent determines in good faith that (1) such default cannot be cured within the Grace Period but can be cured within sixty (60) days after the default, (2) no Lien or security interest created by the Loan Documents will be impaired prior to completion of such cure, and (3) Administrative Agent’s immediate exercise of any remedies provided under the Loan Documents or by law is not necessary for the protection or preservation of the Property or Administrative Agent’s security interest, then, it shall be deemed an Event of Default under the Loan Agreement and Administrative Agent and the Lenders shall be entitled to exercise any and all of the rights and remedies granted pursuant to the Loan Documents or to which they may otherwise be entitled, whether at law or in equity.

12.         Recordation; Loan Title Policy. Contemporaneously herewith, Administrative Agent will deliver this Agreement for recording in the appropriate records of the county where the Property is located at Borrower’s expense, and Borrower shall, at its sole cost and expense, obtain and deliver to Administrative Agent an endorsement to the Loan Title Policy in form and substance reasonably acceptable to Administrative Agent.

13.         Ratification of Loan Documents. Except as same are modified by this Agreement, the terms and provisions of the Loan Documents shall remain unchanged and shall remain in full force and effect. The Loan Documents, as modified and amended hereby, are hereby ratified and confirmed in all respects. All liens, security interests, mortgages and assignments granted or created by or existing under the Loan Documents continue, unabated, in full force and effect, to secure Borrower’s obligation to repay the Notes. All references in any of the Loan Documents to a Loan Document shall hereafter refer to such Loan Document as amended hereby.

14.         Integration. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements with respect to the matters set forth herein. No term of this Agreement may be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Administrative Agent, the Lenders and Borrower Parties further agree that this Agreement may not in any way be explained or supplemented by a prior, existing or future course of dealings between the parties or by any prior, existing, or future performance between the parties pursuant to this Agreement or otherwise.

15.         Costs and Expenses. Contemporaneously with the execution and delivery of this Agreement, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation hereof and the consummation of the transactions specified herein, including, without limitation, Loan Title Policy endorsement charges, recording fees and fees and expenses of legal counsel to Administrative Agent and/or the Lenders.

16.         Severability. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition or provision herein contained.

17.         Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.

18.         Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

19.         Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns permitted under the Loan Documents.

20.         Recitals. The above recitals are incorporated herein and agreed as accurate.

21.         APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN THE STATE OF TEXAS.

22.         Notice of Final Agreement. Borrower Parties, Administrative Agent and the Lenders hereby take notice of and agree to the following:

(a)          PURSUANT TO SUBSECTION 26.02(b) OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE AMOUNT INVOLVED THEREIN EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR BY THAT PARTY'S AUTHORIZED REPRESENTATIVE.

(b)          PURSUANT TO SUBSECTION 26.02(c) OF THE TEXAS BUSINESS AND COMMERCE CODE, THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM THE LOAN DOCUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN DOCUMENTS.

(c)          THE LOAN DOCUMENTS AND THIS AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower Parties, Administrative Agent and the Lenders have executed this Agreement on the respective dates of acknowledgement to be effective as of the date first above written.

REMAINDER OF PAGE INTENTIONALLY BLANK

SIGNATURE PAGES FOLLOW

SIGNATURE PAGE OF BORROWER TO
MODIFICATION AGREEMENT

BR	T&C Blvd., LLC, a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

By:	/s/ Sean D. Rae
Name:	Sean D. Rae
Title:	Vice President

THE STATE OF TEXAS	)
)
COUNTY OF DALLAS	)

This instrument was acknowledged before me on     May 26                          , 2016, by Sean D. Rae       , in his/her capacity as Vice President       on behalf of Maple Multi-Family Development, L.L.C., a Texas limited liability company, in its capacity as general partner on behalf of HCH 106 Town and Country, L.P., a Delaware limited partnership, in its capacity as a manager on behalf of BR T&C Blvd., LLC, a Delaware limited liability company.

LEE ANN SHAMBLIN	/s/ Lee Ann Shamblin
Notary ID # 5724248	Notary Public, State of Texas
My Commission Expires
February 20, 2018	Lee Ann Shamblin
(printed name)

My commission expires:

02-20-2018    .

SIGNATURE PAGE OF GUARANTOR TO

MODIFICATION AGREEMENT

MAPLE RESIDENTIAL, L.P., a Delaware limited partnership

By:	Maple Residential GP, L.L.C., a Delaware limited liability company, its general partner

By:	/s/ Sean D. Rae
	Name:	Sean D. Rae
	Title:	Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 26th     day of May , 2016, by Sean D. Rae     , as    Vice President          of Maple Residential GP, L.L.C., a Delaware limited liability company, on behalf of said limited liability company, in its capacity as the general partner of Maple Residential, L.P., a Delaware limited partnership, on behalf of said limited partnership.

LEE ANN SHAMBLIN	/s/ Lee Ann Shamblin
Notary ID # 5724248	Notary Public, State of Texas
My Commission Expires
February 20, 2018	Lee Ann Shamblin
(printed name)

My commission expires:

02-20-2018  .

SIGNATURE PAGE OF GUARANTOR TO

MODIFICATION AGREEMENT

CFP RESIDENTIAL, L.P., a Texas limited partnership

By:	Crow Family, Inc., a Texas corporation, its general partner

By:	/s/ M. Kevin Bryant
Name:	M. Kevin Bryant
Title:	Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 27th     day of May      , 2016, by M. Kevin Bryant      , as Vice President of Crow Family Inc., a Texas corporation, on behalf of said corporation in its capacity as the general partner of CFP Residential, L.P., a Texas limited partnership, on behalf of said limited partnership.

LEE ANN SHAMBLIN	/s/ Lee Ann Shamblin
Notary ID # 5724248	Notary Public, State of Texas
My Commission Expires
February 20, 2018	Lee Ann Shamblin
(printed name)

My commission expires:

02-20-2018   .

SIGNATURE PAGE OF GUARANTOR TO

MODIFICATION AGREEMENT

CFH MAPLE RESIDENTIAL INVESTOR, L.P., a Texas limited partnership

By:	CH Residential GP, L.L.C., a Texas limited liability company, its general partner

By:	/s/ M. Kevin Bryant
	Name:	M. Kevin Bryant
	Title:	Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 27th     day of May      , 2016, by M. Kevin Bryant    , as Vice President of CH Residential GP, L.L.C., a Texas limited liability company, on behalf of said limited liability company, in its capacity as the general partner of CFH Maple Residential Investor, L.P., a Texas limited partnership, on behalf of said limited partnership.

LEE ANN SHAMBLIN	/s/ Lee Ann Shamblin
Notary ID # 5724248	Notary Public, State of Texas
My Commission Expires
February 20, 2018	Lee Ann Shamblin
(printed name)

My commission expires:

02-20-2018    .

SIGNATURE PAGE OF GUARANTOR TO

MODIFICATION AGREEMENT

VF RESIDENTIAL, LTD., a Texas limited partnership

By:	VFTCR GP, LLC, a Texas limited liability company, its general partner

By:	/s/ Clifford A. Breining
Clifford A. Breining, Vice President

STATE OF California	§
§
COUNTY OF Riverside	§

This instrument was acknowledged before me on the 26th     day of May   , 2016, by Clifford A. Breining, as Vice President of VFTCR GP, LLC, a Texas limited liability company, on behalf of said limited liability company, in its capacity as the general partner of VF Residential, Ltd., a Texas limited partnership, on behalf of said limited partnership.

A. PALLESCHI	/s/ Ariel Palleschi
COMM. # 2024228	Notary Public, State of California
NOTARY PUBLIC • CALIFORNIA	Ariel Palleschi
RIVERSIDE COUNTY	Printed/Typed Name of Notary
Commission Expires MAY 11, 2017

My Commission Expires:

May 11th 2017	.

SIGNATURE PAGE OF GUARANTOR TO

MODIFICATION AGREEMENT

VF	MULTIFAMILY HOLDINGS, LTD., a Texas limited partnership

By:	VFTCR GP, LLC, a Texas limited liability company, its general partner

By:	/s/ Clifford A. Breining
Clifford A. Breining, Vice President

STATE OF California	§
§
COUNTY OF Riverside	§

This instrument was acknowledged before me on the 26th      day of May     , 2016, by Clifford A. Breining, as Vice President of VFTCR GP, LLC, a Texas limited liability company, on behalf of said limited liability company, in its capacity as the general partner of VF Multifamily Holdings, Ltd., a Texas limited partnership, on behalf of said limited partnership.

A. PALLESCHI	/s/ Ariel Palleschi
COMM. # 2024228	Notary Public, State of California
NOTARY PUBLIC • CALIFORNIA	Ariel Palleschi
RIVERSIDE COUNTY	Printed/Typed Name of Notary
Commission Expires MAY 11, 2017

My Commission Expires:

May 11th 2017	.

SIGNATURE PAGE OF ADMINISTRATIVE AGENT AND LENDER TO
MODIFICATION AGREEMENT

COMPASS	BANK, an Alabama banking corporation

By:	/s/ Curtis R. Burchard
	Name:	Curtis R. Burchard
	Title:	EVP

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on     May 31    , 2016, by Curtis R. Burchard,    EVP                      of Compass Bank, an Alabama banking corporation, on behalf of said corporation.

/s/ Dolores Serrano
Notary Public, State of Texas
My Commission expires:	Dolores Serrano
[Printed name]
May 23, 2018

DOLORES SERRANO
Notary Public
STATE OF TEXAS
My Comm. Exp. May 23, 2018

SIGNATURE PAGE OF LENDER TO
MODIFICATION AGREEMENT

GREEN BANK, N.A., a national banking association

By:	/s/ Rhonda L. Sands
	Name:	Rhonda L. Sands
	Title:	Senior Vice President

STATE OF Texas	§
§
COUNTY OF Harris	§

This instrument was acknowledged before me on      June 6th     , 2016, by Rhonda L. Sands,      Senior Vice President       of Green Bank, N.A., a national banking association, on behalf of said national banking association.

/s/ Glenda Chavez
Notary Public, State of Texas
My Commission expires:	Glenda Chavez
[Printed name]
5-8-2019

GLENDA CHAVEZ
Notary Public, State of Texas
Comm. Expires 05-08-2019
Notary ID # 587224-6

SCHEDULE I

INTENTIONALLY OMITTED FOR RECORDING PURPOSES

MODIFICATION AGREEMENT – Schedule I, Page 1

SCHEDULE I

MODIFICATION OF LOAN DOCUMENTS

1.        Modification of Loan Agreement. The Loan Agreement is hereby modified as follows:

1.1.          Substitution of Project Budget. The Project Budget attached to the Loan Agreement as Exhibit B thereto is hereby deleted in its entirety and the Project Budget attached hereto as Exhibit B-1 is substituted therefor. To the extent of any discrepancy in figures contained in the Project Budget attached to the Loan Documents prior to amendment by this Agreement and the figures contained in the Project Budget attached hereto, the Project Budget attached hereto shall govern and control.

1.2.          Pro Rata Shares. Schedule 1.1 of the Loan Agreement is hereby deleted in its entirety and Schedule 1.1-1 attached hereto is substituted therefor.

1.3.          Modification of Defined Terms. The definitions of the following defined terms are hereby amended and restated in their entirety to read as follows:

a.            “Aggregate Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Lenders, as such amount may have been reduced pursuant to Section 2.7 hereof, less the sum of all principal payments made by Borrower, if any. As of the date of the First Modification, the Aggregate Commitment is Fifty-Five Million One Hundred Thousand and No/100 Dollars ($55,100,000.00).

b.           “Applicable Margin” means (i) with respect to the Base Rate, one-half of one percent (.5%) and (ii) with respect to the LIBOR Based Rate, three percent (3.00%).

c.           “Borrower’s Equity” means, collectively, the Initial Borrower’s Equity and the Additional Borrower’s Equity.

d.           “Completion Date” means December 31, 2017 (it being agreed that Borrower will have no right to extend the Completion Date for any reason, including, without limitation, extension for Force Majeure Events).

e.            “Determination Date” means, for the purposes of determining whether Borrower satisfies the conditions to the Extension Period, the last day of the most recent calendar month ending at least thirty (30) days prior to the commencement of the Extension Period.

f.            “Extension Period” means a period of twelve (12) months, commencing on the first day after the Initial Maturity Date and ending on the Extended Maturity Date.

MODIFICATION AGREEMENT – Schedule I, Page 2

g.           “Loan Amount” means Fifty-Five Million One Hundred Thousand and No/100 Dollars ($55,100,000.00).

h.           “Maturity Date” means the Initial Maturity Date, as may be extended to the Extended Maturity Date pursuant to the Extension Period, on the terms and conditions set forth in Section 2.7 hereof, subject, however, to the right of acceleration as herein provided and as provided elsewhere in the Loan Documents.

1.4.       Additional Defined Terms. The following defined terms are hereby added to Section 1.1 of the Loan Agreement:

a.           “Actual Debt Service” means the amount of principal and/or interest payments due pursuant to the Loan Documents during the applicable test period.

b.           “Additional Borrower’s Equity” means funds in the amount of $2,200,500 obtained by Borrower from either (i) equity contributions or (ii) other sources approved by Administrative Agent, and in both cases which are to be applied to the payment of Project Costs.

c.           “Distribution Criteria” means each of the following: (i) the final certificates of occupancy have been issued by the appropriate Governmental Authority for all of the Improvements, (ii) no further Advances can be requested by Borrower for the payment of interest on the Loans, (iii) the Loan Documents require Borrower to make principal payments on the Loans within the initial term of the Loans or during an extension period, and (iv) Borrower shall have contributed to the Property cash equity of at least $14,811,480 prior to the date any Advance was made (recognizing that the inclusion of this dollar figure is not intended to modify in any respect the requirement that Borrower contribute the Borrower’s Equity, in full, to the Property prior to the date the Lenders make any Advance).

d.           “Distribution Debt Service Coverage Ratio” means a ratio, as reasonably determined by Administrative Agent, the numerator of which is the Distribution Net Operating Income for the most-recently completed calendar quarter annualized, and the denominator of which is Distribution Debt Service, calculated as of the date of determination.

e.           “Distribution Debt Service” means the greater of (i) the Debt Service on the date of determination, multiplied by four (4) or (ii) the Actual Debt Service for the most-recent calendar month, multiplied by twelve (12).

MODIFICATION AGREEMENT – Schedule I, Page 3

f.            “Distribution Net Operating Income” means the annualized gross income received by Borrower from the operation of the Property for the period in question, less expenses incurred and/or paid by Borrower in connection with the operation and maintenance of the Property that are allocable to such period, computed on an accrual basis without regard to depreciation, amortization, value adjustments such as “mark to market” reduction in value of assets or debt service on the Loans, but otherwise in accordance with generally accepted accounting principles consistently applied. Included within the expenses shall be (1) a management fee equal to the greater of (a) the actual management fee or (b) three percent (3.0%), (2) annual capital expenditures equal to the greater of (a) actual capital expenditures or (b) $200 per unit per annum, and (c) prorated ad valorem taxes and insurance premiums. Only actual income received shall be included in such calculations and no credit will be given for free rent periods. Documentation of Distribution Net Operating Income shall be certified by Borrower with detail reasonably satisfactory to Administrative Agent and shall be subject to the reasonable approval of Administrative Agent.

g.           “Excess Cash Flow” means, for any period, the Distribution Net Operating Income for such period, less Actual Debt Service for such period .

h.           “Extended Maturity Date” means January 1, 2021.

i.            “First Modification” means that certain Modification Agreement dated as of June 7, 2016, by and among, Borrower, Guarantors, Administrative Agent and the Lenders.

j.            “Initial Borrower’s Equity” means funds in the amount of $24,800,000 obtained by Borrower from either (i) equity contributions or (ii) other sources approved by Administrative Agent, and in both cases which are to be applied to the payment of Project Costs. Administrative Agent acknowledges the Initial Borrower Equity has been fully funded by Borrower.

1.5.      Deletion of Defined Terms. The following defined terms are hereby deleted in their entirety:

a.           First Extended Maturity Date

b.           First Extension Period

c.           Second Extended Maturity Date

d.           Second Extension Period

1.6.      Payments. Sections 2.5(a)(ii) and (iii) are amended and restated in their entirety to read as follows:

(ii)         In the event the Extension Period is exercised and the Maturity Date is extended to the Extended Maturity Date pursuant to the terms hereof, then commencing on the first Payment Date thereafter and continuing on each Payment Date thereunder until the earlier of the date the Indebtedness is repaid in full or the Extended Maturity Date, Borrower shall pay the Monthly Principal Installment Amount, which Monthly Principal Installment Amount is in addition to accrued interest due on each such date.

MODIFICATION AGREEMENT – Schedule I, Page 4

(iii)        The outstanding Principal Amount and any and all accrued but unpaid interest thereon shall be due and payable in full on the Initial Maturity Date, as may be extended by the Extension Period in accordance with the terms of this Agreement, or upon the earlier maturity of the Loans, whether by acceleration or otherwise.

1.7.      Further Extension of Maturity Date. Section 2.7 is amended and restated in its entirety to read as follows:

2.7           Extension Periods. Borrower shall have the right and option to extend the Maturity Date to a date ending upon the expiration of the Extension Period; provided, however, any such extension shall be granted and be effective only if all of the following conditions have been satisfied:

(a)          Borrower shall have notified Administrative Agent in writing of its exercise of such extension at least forty-five (45) days but not more than ninety (90) days prior to the Maturity Date;

(b)          on the date of such written notice and on the date of commencement of the Extension Period, there shall exist no Event of Default and Administrative Agent shall not have sent written notice of the occurrence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, and which has not been cured;

(c)          the written notice given pursuant to clause (a) above shall be accompanied by a fee in the amount equal to one-fourth of one percent (0.25%) of the Principal Amount outstanding on the date of the extension of the Maturity Date;

(d)          the Completion Event shall have occurred;

(e)          Administrative Agent shall have received evidence reasonably satisfactory to Administrative Agent that the Property has achieved a Debt Coverage Ratio of not less than 1.20:1.0 as of the Determination Date immediately preceding the Initial Maturity Date; provided, however, Borrower may prepay any portion of the Principal Amount on or before the Initial Maturity Date to the extent necessary to achieve the required Debt Coverage Ratio;

MODIFICATION AGREEMENT – Schedule I, Page 5

(f)          Administrative Agent shall have received a current or updated Appraisal of the Property, paid for at Borrower’s expense, and in form and substance reasonably acceptable to Administrative Agent, confirming that the Loan-to-Value Ratio does not exceed sixty-five percent (65%); provided, however, Borrower may prepay any portion of the Principal Amount on or before the Initial Maturity Date to the extent necessary to achieve the required Loan-to-Value Ratio; and

(g)          at or before the commencement of the Extension Period, Borrower and Guarantors shall have executed such documents as Administrative Agent reasonably deems appropriate to evidence such extension and shall have delivered to Administrative Agent an endorsement to the Loan Title Policy pursuant to the applicable title insurance regulations and in form and substance satisfactory to Administrative Agent.

Effective as of the commencement of the Extension Period, the Aggregate Commitment will be reduced by the amount of any unfunded proceeds of the Loans, and the Loans will be deemed fully funded.

1.8.      Completion of Construction.

a.           The second sentence of Section 4.3(c) is amended to delete “, subject to extension for Force Majeure Events not to exceed sixty (60) days in the aggregate,” such that such second sentence reads:

Borrower shall commence construction of the Improvements (including demolition of any existing improvements) no later than one hundred twenty (120) days from the date of this Agreement (subject to extension for Force Majeure Events as hereinafter provided) and Borrower shall diligently pursue said construction to the Completion Event, and shall supply such moneys required in excess of the Loan Amount and Borrower’s Equity and perform such duties as may be necessary to complete the construction of the Improvements in substantial accordance with the Plans and Specifications and all Requirements, and achieve the Completion Event, all of which shall be accomplished on or before the Completion Date.

b.           Section 6.5(c) is amended to delete “(subject to extension for Force Majeure Events as provided herein),” such that Section 6.5(c) reads:

MODIFICATION AGREEMENT – Schedule I, Page 6

(c)          If Administrative Agent, in its reasonable discretion, and after the review of and discussion with the Inspecting Architect and Borrower, determines in good faith that the Improvements cannot feasibly be constructed in substantial accordance with the Loan Documents on or before the Completion Date; or

c.           Section 7.1(ee) is amended to delete “(subject to extension for Force Majeure Events to the extent permitted in this Agreement),” such that Section 7.1(ee) reads:

(ee)         Completion Event - the Completion Event does not occur before the Completion Date; or

1.9.      Additional Borrower’s Equity. Section 6.3(c) is amended and restated in its entirety to read as follows:

(c)          Borrower’s Equity. Except for the Initial Advance, Borrower shall have applied the Initial Borrower’s Equity to pay certain Project Costs included in the Project Budget approved by Administrative Agent, and Borrower shall have furnished Administrative Agent with a schedule showing the payment of such funds for Project Costs and evidence of such payment. For all Advances after the date of the First Modification, Borrower shall have applied the Additional Borrower’s Equity to pay certain Project Costs included in the Project Budget approved by Administrative Agent, and Borrower shall have furnished Administrative Agent with a schedule showing the payment of such funds for Project Costs and evidence of such payment.

1.10.    Limitations on Distributions. The following is hereby added to the Loan Agreement as Section 4.1(gg):

(gg)         Limitation on Distributions. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower shall not make any distributions of cash or property to its members or otherwise on account of the equity interests in Borrower, whether or not such distribution is permitted or required under the terms of the organizational documents of Borrower, including, without limitation, the repayment of any loans made by any member of Borrower to Borrower, the return of capital contributions, or distributions upon termination, liquidation or dissolution of Borrower. Notwithstanding the foregoing, Borrower may make distributions of Excess Cash Flow upon satisfaction of all of the following requirements:

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(a)          There shall exist no Event of Default and Administrative Agent shall not have sent written notice of the occurrence of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, and which has not been cured.

(b)          The Completion Event shall have occurred.

(c)          Borrower shall have waived the right to request any further disbursement of unfunded proceeds of the Loans allocated for payment of Actual Debt Service for the remainder of the term of the Loans and Lenders shall no longer be obligated to make further Advances, including, without limitation, Advances from the Interest Reserve Amount.

(d)          Lender shall have received satisfactory evidence that the Property has achieved a Distribution Debt Service Coverage Ratio (calculated on a trailing three (3) calendar month basis) of at least 1.0:1.0 for a minimum of two (2) consecutive calendar quarters.

(e)          In order to establish that the Loans are not a so-called “High Volatility Commercial Real Estate” loans, the Distribution Criteria shall have been met.

(f)          The total of all distributions made by Borrower for any calendar year shall not exceed Excess Cash Flow for such year.

The foregoing provisions shall not impose any limitation on the ability of the members of Borrower, or of such members’ respective members, partners, or other equity interest owners (direct and indirect) (including, but not limited to BR T&C BLVD JV MEMBER, LLC and its constituent members), to make distributions of cash or property (or make other payments) as contemplated by their respective operating agreements, partnership agreements, bylaws or other organizational documents.

2.          Modification of Guaranty. The Guaranty is hereby modified as follows:

2.1.          Guaranteed Obligations. The definition of “Guaranteed Obligations” is amended and restated in its entirety to read as follows:

“Guaranteed Obligations” means (i) the Principal Obligation; (ii) all Interest; (iii) all Completion Obligations until the Completion Event occurs, after which the Completion Obligations will not be included in the Guaranteed Obligations and Guarantor will have no further liability under this clause (iii); (iv) all Recourse Amounts; and (v) all Enforcement Costs.

2.2.          Principal Obligations. The definition of “Principal Obligations” is amended and restated in its entirety to read as follows:

MODIFICATION AGREEMENT – Schedule I, Page 8

“Principal Obligation” means a portion of the Principal Amount of the Loan as follows:

(i)          Fifty percent (50%) of the Principal Amount, from and after the date of this Guaranty until the First Step-Down Date (defined below).

(ii)         Twenty-five percent (25%) of the Principal Amount from and after the First Step-Down Date.

“First Step-Down Date” means the first date on which all of the following are satisfied: (A) the Completion Event has occurred, (B) Agent receives evidence reasonably satisfactory to Agent that the Property has achieved a Debt Coverage Ratio of 1.0:1.0 for three (3) consecutive calendar months (using a minimum vacancy factor equal to the greater of (1) the actual vacancy rate or (2) 15%, in determining Net Operating Income for purposes of calculating the Debt Coverage Ratio for the purposes of the First Step-Down Date only), and (C) no continuing Event of Default then exists.

2.3.          Second Step-Down Date. The defined term “Second Step-Down Date” is deleted in its entirety.

2.4.          Loans. As used in the Guaranty, the term “Loan” means the “Loans” and/or any “Loan” as such term is defined in the Loan Agreement.

MODIFICATION AGREEMENT – Schedule I, Page 9

SCHEDULE 1.1-1

LENDERS

Lender	Commitment	Pro Rata Share
Green Bank, N.A.	$19,333,333.33	35.087719298%
Compass Bank	$35,766,666.67	64.912280702%
Total	$55,100,000.00	100%

MODIFICATION AGREEMENT – Schedule 1.1-1, Page 1

EXHIBIT B-1

Project Budget

MODIFICATION AGREEMENT – Exhibit B-1, Page 1